Exhibit 10.4

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT, dated effective as of August 30, 2019 (as restated, amended, modified or supplemented from time to time, the “Agreement”), is executed by JANEL CORPORATION, a Nevada corporation (the “Pledgor”), as the pledgor of the corporations, limited liability companies, partnerships or other entities as described on Exhibit A hereto, as more fully set forth herein, to FIRST MERCHANTS BANK, an Indiana state chartered banking institution (the “Secured Party”).

RECITALS:

A.           INDCO, INC., a Tennessee corporation (the “Borrower”), and the Secured Party are parties to that certain Credit Agreement dated Agreement dated as of February 29, 2019, as amended by that certain Amendment No. 1 to Credit Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) pursuant to which, inter alia, the Secured Party will make available to the Borrower certain loans.

B.           As a condition precedent to the effectiveness of the Amendment No. 1 to Credit Agreement, the Pledgor is required to execute and deliver this Agreement to secure the Obligations (as such term is defined in the Credit Agreement).

C.           The Pledgor owns the number and percentage of shares of stock in a corporation, the number of shares of membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests that are described on Exhibit A hereto.

AGREEMENTS:
NOW, THEREFORE, intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.            Defined Terms.

(a)          Except as otherwise expressly provided herein, capitalized terms used in this Agreement shall have the respective meanings assigned to them in the Credit Agreement and the rules of construction set forth in the Credit Agreement shall apply to this Agreement.  Where applicable and except as otherwise expressly provided herein, terms used herein (whether or not capitalized) shall have the respective meanings assigned to them in Article 8 and Article 9 of the Uniform Commercial Code as enacted in the State of Indiana as amended from time to time (the “UCC”).

(b)          “CFC” means a “controlled foreign corporation” as such term is defined in Section 957 of the Code.

(c)          “Company” and “Companies” shall mean one or more of the entities issuing any of the Collateral which is or should be (in accordance with Section 5(g) hereto) described on Exhibit A hereto.

(d)          “Equity Interests” means, with respect to any Person, (a) all of the shares of capital stock of (or other ownership or profit interests in) such Person, (b) all warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, (c) all securities convertible into or exchangeable for (i) shares of capital stock of (or other ownership or profit interests in) such Person or (ii) warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests) and (d) all other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

(e)          “Foreign Holding Company” shall mean any Person which has as its principal purpose, and substantially all of the assets of which consist of, the holding (directly or indirectly) ownership interests in one or more CFCs and/or other Foreign Holding Companies.

(f)          “Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supranational bodies such as the European Union or the European Central Bank).

(g)        “Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

(h)          “Pledged Collateral” shall mean and include the following: (i) the capital stock, shares, securities, investment property, membership interests, partnership interests, warrants, options, put rights, call rights, similar rights, and all other ownership or participation interests listed on Exhibit A attached hereto and made a part hereof, all capital stock, shares, securities, investment property, membership interests, partnership interests, warrants, options, put rights, call rights, similar rights, and all other ownership or participation interests in each Company owned or held by the Pledgor at any time and any and all other securities, shares, capital stock, investment property, membership interests, partnership interests and other ownership interests hereafter pledged by the Pledgor to the Secured Party, (ii) all rights and privileges pertaining thereto, including all present and future securities, shares, capital stock, investment property, dividends, distributions and other ownership interests receivable in respect of or in exchange for any of the foregoing, all present and future rights to subscribe for securities, shares, capital stock, investment property or other ownership interests incident to or arising from ownership of any of the foregoing, all present and future cash, interest, stock or other dividends or distributions paid or payable on any of the foregoing, and all papers, books and records (whether paper, electronic or any other medium) pertaining to any of the foregoing, including all stock record and transfer books, and (iii) whatever is received when any of the foregoing is sold, exchanged, replaced or otherwise disposed of, including all proceeds, as such term is defined in the UCC, thereof, in each case subject to the limitation described in Section 2(c) of this Agreement.

2.            Grant of Security Interests.

(a)          To secure the payment and performance of all obligations under this Agreement, the Pledgor hereby grants to the Secured Party a first priority security interest under the UCC in and hereby pledges to Secured Party, in each case for the benefit of Secured Party and its Affiliates, all of the Pledgor’s now existing and hereafter acquired or arising right, title and interest in, to, and under the Pledged Collateral whether now or hereafter existing and wherever located.

(b)         Upon the execution and delivery of this Agreement, the Pledgor, if applicable, shall deliver to and deposit with the Secured Party (or with a Person designated by Secured Party to hold the Pledged Collateral on behalf of Secured Party) in pledge, all of the Pledgor’s certificates, instruments or other documents comprising or evidencing the Pledged Collateral, together with undated stock powers, instruments or other documents signed in blank by the Pledgor.  In the event that the Pledgor should ever acquire or receive certificates, securities, instruments or other documents evidencing the Pledged Collateral, the Pledgor shall deliver to and deposit with the Secured Party in pledge, all such certificates, securities, instruments or other documents which evidence the Pledged Collateral.

(c)          Notwithstanding anything to the contrary contained in this Agreement, the Pledged Collateral with respect to any Foreign Holding Company or CFC shall not exceed 65% of the outstanding Equity Interests entitled to vote of such Foreign Holding Company or CFC, and this Agreement shall not apply to any such Equity Interests which are in excess of such 65% limitation.  To the extent the Secured Party receives more than 65% of the outstanding Equity Interests entitled to vote of any Foreign Holding Company or CFC, Secured Party shall return such excess stock or other ownership interests upon the request of the Pledgor.

3.            Further Assurances.

Prior to or concurrently with the execution of this Agreement, and thereafter at any time and from time to time upon reasonable request of the Secured Party, the Pledgor shall execute and deliver to the Secured Party all financing statements, continuation financing statements, assignments, certificates and documents of title, affidavits, reports, notices, schedules of account, letters of authority, further pledges, powers of attorney and all other documents (collectively, the “Loan Documents”) that the Secured Party may reasonably request, in form reasonably satisfactory to the Secured Party, and take such other action which is necessary to perfect and continue perfected and to create and maintain the first priority status of the Secured Party’s security interest in the Pledged Collateral and to fully consummate the transactions contemplated under this Agreement.  The Pledgor agrees that Secured Party may record any one or more financing statements under the applicable Uniform Commercial Code with respect to the pledge and security interest herein granted.  The Pledgor hereby irrevocably makes, constitutes and appoints the Secured Party (and any of the Secured Party’s officers or employees or agents designated by the Secured Party) as the Pledgor’s true and lawful attorney with power to sign the name of the Pledgor on all or any of the Loan Documents which the Secured Party determines must be executed, filed, recorded or sent in order to perfect or continue perfected the Secured Party’s security interest in the Pledged Collateral in any jurisdiction.  Such power, being coupled with an interest, is irrevocable until the Obligations are paid in full (other than unasserted contingent indemnification obligations) and the Commitments are terminated.

4.            Representations and Warranties.

The Pledgor hereby represents and warrants to the Secured Party as follows:

(a)          The Pledged Collateral does not include Margin Stock. “Margin Stock” as used in this clause (a) shall have the meaning ascribed to such term by Regulation U of the Board of Governors of the Federal Reserve System of the United States;

(b)          The Pledgor, has and will continue to have (or, in the case of after-acquired Pledged Collateral, at the time the Pledgor acquires rights in such Pledged Collateral, will have and will continue to have), title to its Pledged Collateral, free and clear of all perfected Liens other than those in favor of the Secured Party, Permitted Encumbrances and Liens for taxes not yet due and payable (or for taxes that are being contested in accordance with the Credit Agreement) to the extent any applicable statute provides for a Lien on the Pledged Collateral;

(c)        The capital stock, shares, securities, membership interests, partnership interests and other ownership interests constituting the Pledged Collateral have been duly authorized and validly issued to the Pledgor (as set forth on Exhibit A hereto), are fully paid and nonassessable and constitute (i) the percentage of the issued and outstanding capital stock, membership interests or partnership interests of each Company as set forth on Exhibit A hereto, and (ii) sixty-five percent (65%) of the issued and outstanding Equity Interests entitled to vote of each Foreign Holding Company and each CFC;

(d)          The security interests in the Pledged Collateral granted hereunder are valid, perfected and of first priority, subject to the Lien of no other Person other than Liens permitted by subsection (b) above;

(e)          There are no restrictions upon the transfer of the Pledged Collateral and the Pledgor has the power and authority and unencumbered right to transfer the Pledged Collateral owned by the Pledgor free of any Lien (other than the Liens permitted by subsection (b) above) and without the necessity of obtaining the consent of any other Person;

(f)           The Pledgor has all necessary power to execute, deliver and perform this Agreement;

(g)          There are no actions, suits, or proceedings pending or, to the Pledgor’s knowledge, threatened in writing against or affecting the Pledged Collateral, at law or in equity or before or by any Governmental Authority, which could adversely affect the Pledgor’s performance of the terms of this Agreement;

(h)          This Agreement has been duly executed and delivered and constitutes the valid and legally binding obligation of the Pledgor, enforceable in accordance with its terms, except to the extent that enforceability of this Agreement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforceability of creditors’ rights generally or limiting the right of specific performance;

(i)          Neither the execution or delivery by the Pledgor of this Agreement nor the compliance with the terms and provisions hereof will violate any provision of any law in any material respect or conflict with or result in a breach of any of the material terms, conditions or provisions of any judgment, order, injunction, decree or ruling of any Governmental Authority to which the Pledgor or any of its property is subject or any provision of any agreement, understanding or arrangement to which the Pledgor is a party or by which the Pledgor or any of its property is bound in any material respect;

(j)           The Pledgor’s exact legal name is as set forth on the signature page hereto;

(k)          The jurisdiction of incorporation, formation or organization of the Pledgor is as set forth on Exhibit A hereto; and

(l)           All rights of the Pledgor in connection with its ownership of the Company are evidenced and governed solely by the stock certificates, instruments or other documents evidencing ownership and organizational documents of the Company, if such interests are certificated as indicated on Exhibit A attached, and no shareholder, voting, or other similar agreements are applicable to any of the Pledged Collateral or any of the Pledgor’s rights with respect thereto, and no such certificate, instrument or other document provides that any membership interest, or partnership interest or other intangible ownership interest, constituting Pledged Collateral, is a “Security” within the meaning of and subject to Article 8 of the UCC; and, the organizational documents of each Company contain no material restrictions on the rights of shareholders, members or partners other than those that normally would apply to a company organized under the laws of the jurisdiction of organization of the Company.

5.            General Covenants.

The Pledgor hereby covenants and agrees as follows:

(a)          The Pledgor shall do all reasonable acts that may be necessary and appropriate to maintain, preserve and protect the Pledged Collateral; the Pledgor shall be responsible for the risk of loss of, damage to, or destruction of the Pledged Collateral owned by the Pledgor, unless such loss is the result of the gross negligence, bad faith or willful misconduct of the Secured Party;

(b)          The Pledgor shall appear in and defend any action or proceeding of which the Pledgor is aware which Pledgor in its sole discretion believes could reasonably be expected to affect the Pledgor’s title to, or the Secured Party’s interest in, the Pledged Collateral or the proceeds thereof; provided, however, that with the prior written consent of the Secured Party the Pledgor may settle such actions or proceedings with respect to the Pledged Collateral, which consent shall not be unreasonably withheld or delayed;

(c)          The Pledgor shall, and shall cause the Company to, keep separate, accurate and complete records of the Pledged Collateral, disclosing the Secured Party’s security interest hereunder;

(d)          The Pledgor shall comply with all laws applicable to the Pledged Collateral unless any noncompliance would not individually or in the aggregate materially impair the use or value of the Pledged Collateral or the Secured Party’s rights hereunder;

(e)          The Pledgor shall pay any and all material taxes, duties, fees or imposts of any nature imposed by any Governmental Authority on any of the Pledged Collateral, except to the extent contested in good faith by appropriate proceedings;

(f)           The Pledgor shall permit the Secured Party, its officers, employees and agents at reasonable times, upon reasonable prior notice, to inspect all books and records related to the Pledged Collateral in accordance with the Credit Agreement;

(g)          To the extent, following the date hereof, the Pledgor acquires capital stock, shares securities, membership interests, partnership interests, investment property and other ownership interests of the Company or any of the rights, property or securities, shares, capital stock, membership interests, partnership interests, investment property or any other ownership interests described in the definition of Pledged Collateral with respect to any of the Companies, all such ownership interests shall be subject to the terms hereof and, upon such acquisition, shall be deemed to be hereby pledged to the Secured Party; and, the Pledgor thereupon, in confirmation thereof, shall deliver all such securities, shares, capital stock, membership interests, partnership interests, investment property and other ownership interests together with an updated Exhibit A hereto, to the Secured Party together with all such control agreements, financing statements, and any other documents necessary to implement the provisions and purposes of this Agreement as the Secured Party may request;

(h)          Except as otherwise permitted under the Credit Agreement, during the term of this Agreement, the Pledgor shall not sell, assign, replace, retire, transfer or otherwise dispose of its Pledged Collateral;

(i)           During the term of this Agreement, regarding the Pledged Collateral, the Pledgor shall not permit, without the prior written consent of the Secured Party, any Company to reissue any uncertificated ownership interests in substitution or replacement of existing certificated ownership interests, other than ownership interests which constitute Pledged Collateral that are uncertificated on the date hereof, or treat any uncertificated ownership interests as securities that are subject to Article 8 of the UCC.

6.            Other Rights With Respect to Pledged Collateral.

In addition to the other rights with respect to the Pledged Collateral granted to the Secured Party hereunder, at any time and from time to time, after and during the continuation of an Event of Default, the Secured Party, at its option and at the expense of the Pledgor, may, upon not less than two (2) Business Days’ notice to Pledgor, (a) transfer into its own name, or into the name of its nominee, all or any part of the Pledged Collateral, thereafter receiving all dividends, income or other distributions upon the Pledged Collateral, other than any distributions for taxes paid by the Pledgor; (b) take control of and manage all or any of the Pledged Collateral; (c) apply to the payment of any of the Obligations, whether any be due and payable or not, any moneys, including cash dividends and income from any Pledged Collateral, now or hereafter in the hands of the Secured Party or any Affiliate of the Secured Party, on deposit or otherwise, belonging to the Pledgor, as the Secured Party shall determine in its sole but reasonable discretion; and (d) do anything which the Pledgor is required but fails to do hereunder.

7.            Additional Remedies Upon Event of Default.

Upon the occurrence of any Event of Default and while such Event of Default shall be continuing, the Secured Party shall have, in addition to all rights and remedies of a secured party under the UCC or other applicable Law, and in addition to its rights under Section 6 above and under the other Loan Documents, the following rights and remedies:

(a)          The Secured Party may, after ten (10) Business Days’ advance written notice to the Pledgor, sell, assign, give an option or options to purchase or otherwise dispose of the Pledgor’s Pledged Collateral or any part thereof at public or private sale, at any of the Secured Party’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Secured Party may deem commercially reasonable.  The Pledgor agrees that ten (10) Business Days’ advance written notice of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  The Secured Party shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given.  The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Pledgor recognizes that the Secured Party may be compelled to resort to one or more private sales of the Pledged Collateral to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities, shares, capital stock, membership interests, partnership interests, investment property or ownership interests for their own account for investment and not with a view to the distribution or resale thereof.

(b)          The proceeds of any collection, sale or other disposition of the Pledged Collateral, or any part thereof, shall be applied as set forth in the Credit Agreement.

8.            Secured Party’s Duties.

The powers conferred on the Secured Party hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty upon it to exercise any such powers.  Except for the safe custody of any Pledged Collateral in its possession and the accounting for moneys actually received by it hereunder, the Secured Party shall have no duty as to any Pledged Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Pledged Collateral.

9.            No Waiver; Cumulative Remedies.

No failure to exercise, and no delay in exercising, on the part of the Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any further exercise thereof or the exercise of any other right, power or privilege.  No waiver of a single Event of Default shall be deemed a waiver of a subsequent Event of Default.  The remedies herein provided are cumulative and not exclusive of any remedies provided under the other Loan Documents or by Law, rule or regulation and the Secured Party may enforce any one or more remedies hereunder successively or concurrently at its option.  The Pledgor waives any right to require the Secured Party to proceed against any other Person or to exhaust any of the Pledged Collateral or other security for the Obligations or to pursue any remedy in the Secured Party’s power.

10.          Waivers.

The Pledgor hereby waives, to the extent permitted by applicable law, any and all defenses that the Pledgor may now or hereafter have based on principles of suretyship, impairment of collateral, or the like, other than the defense of payment.  Without limiting the generality of the foregoing and to the fullest extent permitted by applicable law, the Pledgor hereby further waives each of the following:

(a)         All notices, disclosures and demands of any nature that otherwise might be required from time to time to preserve intact any rights against the Pledgor, including the following:  any notice of any event or circumstance described in the immediately preceding section hereof; any notice required by any law, regulation or order now or hereafter in effect in any jurisdiction; any notice of nonpayment, nonperformance, dishonor or protest under any Loan Document or any of the Obligations; any notice of the incurrence of any Obligations; any notice of any default or any failure on the part of the Pledgor or any other Person to comply with any Loan Document or any of the Obligations or any requirement pertaining to any direct or indirect security for any of the Obligations, in each case other than as specifically set forth therein; and any notice or other information pertaining to the business, operations, condition (financial or otherwise), or prospects of the Pledgor or any other Person;

(b)         Any right to any marshalling of assets; any requirement to exhaust any remedies under or in connection with, or to mitigate the damages resulting from default under, any Loan Document or any of the Obligations or any direct or indirect security for any of the Obligations; and any requirement of acceptance of this Agreement or any other Loan Document, and any requirement that the Pledgor receive notice of any such acceptance;

(c)          Any defense or other right arising by reason of any Law now or hereafter in effect in any jurisdiction pertaining to election of remedies (including anti-deficiency laws, “one action” laws, or the like), or by reason of any election of remedies or other action or inaction by the Secured Party (including commencement or completion of any judicial proceeding or nonjudicial sale or other action in respect of collateral security for any of the Obligations), which results in denial or impairment of the right of the Secured Party to seek a deficiency against the Pledgor or any other Person or which otherwise discharges or impairs any of the Obligations.

11.         [Reserved]

12.          Waiver of Sovereign Immunity.

To the extent that the Pledgor has or hereafter may acquire any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution, or otherwise) with respect to itself or its property, the Pledgor hereby irrevocably waives such immunity in respect of its obligations under this Agreement and any other document or agreement executed or given in connection therewith, and the Pledgor agrees that it will not raise or claim any such immunity at or in respect of any such action or proceeding.

13.          Assignment.

All rights of the Secured Party under this Agreement shall inure to the benefit of its successors and permitted assigns and  all obligations of the Pledgor shall bind its successors and assigns; provided, however, the Pledgor and Secured Party may not assign or transfer any of their rights and obligations hereunder or any interest herein unless permitted by the terms of the Credit Agreement.

14.          Severability.

Any provision (or portion thereof) of this Agreement which shall be held invalid or unenforceable shall be ineffective without invalidating the remaining provisions hereof or portions thereof.

15.          Governing Law.

This Agreement shall be deemed to be a contract under the Laws of the State of Indiana and shall for all purposes be governed by and construed and enforced in accordance with the laws of the State of Indiana, except to the extent of any provision of the UCC that applies the law of the jurisdiction in which the Pledged Collateral is located; provided, however, that in no event shall this Section be applied or interpreted to defeat a perfected security interest in the Pledged Collateral that would be valid under an otherwise applicable law.

16.          Notices.

All notices, requests, demands, directions and other communications (collectively, “notices”) given to or made upon any party hereto under the provisions of this Agreement shall be as set forth in the Credit Agreement.

17.          Specific Performance.

The Pledgor acknowledges and agrees that, in addition to the other rights of the Secured Party hereunder and under the other Loan Documents, because the Secured Party’s remedies at law for failure of the Pledgor to comply with the provisions hereof relating to the Secured Party’s rights (i) to inspect the books and records related to the Pledged Collateral, (ii) to receive the various notifications the Pledgor is required to deliver hereunder, (iii) to obtain copies of agreements and documents as provided herein with respect to the Pledged Collateral, (iv) to enforce the provisions hereof pursuant to which the Pledgor has appointed the Secured Party its attorney-in-fact, and (v) to enforce the Secured Party’s remedies hereunder, would be inadequate and that any such failure would not be adequately compensable in damages, the Pledgor agrees that each such provision hereof may be specifically enforced.

18.          Voting Rights in Respect of the Pledged Collateral.

So long as no Event of Default shall occur and be continuing under the Credit Agreement, the Pledgor may exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the other Loan Documents; provided, however, that the Pledgor will not exercise or will refrain from exercising any such voting and other consensual right pertaining to the Pledged Collateral, as the case may be, (a) if such action would impair any Pledged Collateral. Without limiting the generality of the foregoing and in addition thereto, except as may be permitted pursuant to the terms of Section 11.5 of the Credit Agreement, without the written consent of the Secured Party, the Pledgor shall not vote to enable, or take any other action to permit, the Company to issue any stock, membership interests, partnership interests or other equity securities, membership interests, partnership interests or other ownership interests of any nature or to issue any other securities, shares, capital stock, membership interests, partnership interests or other ownership interests convertible into or granting the right to purchase or exchange for any stock, membership interests, partnership interests or other equity securities, membership interests, partnership interests or other ownership interests of any nature of any such Company, and all such additional stock, membership interests, partnership interests, or other equity securities consented to by the Secured Party shall be Pledged Collateral subject to the terms of this Agreement.  The Pledgor shall not enter into any agreement or undertaking restricting the right or ability of the Pledgor or the Secured Party to sell, assign or transfer any of the Pledged Collateral other than the Loan Documents.

19.          Consent to Jurisdiction and Waiver of Jury Trial

The terms of the Credit Agreement with respect to consent of jurisdiction and waiver of jury trial are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

20.          Entire Agreement; Amendments.

This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements relating to a grant of a security interest in the Pledged Collateral by the Pledgor to Secured Party but solely to the extent irreconcilably inconsistent with this Agreement.  This Agreement may not be amended or supplemented except by a writing signed by the Secured Party and the Pledgor.

21.          Counterparts; Telecopy Signatures.

This Agreement may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same instrument.  The Pledgor acknowledges and agrees that a telecopy or other electronic transmission to the Secured Party of the signature pages hereof purporting to be signed on behalf of the Pledgor shall constitute effective and binding execution and delivery hereof by the Pledgor.

22.          Descriptive Headings.

The descriptive headings which are used in this Agreement are for the convenience of the parties only and shall not affect the meaning of any provision of this Agreement.

23.          Termination; Release of Security Interest.  This Agreement shall automatically terminate in connection with the termination of the Credit Agreement, and the security interest granted herein shall at that time be automatically released.  At such time, the Secured Party shall promptly execute and deliver all reasonably requested documentation to evidence such release and/or termination, at the expense of the Pledgor, including any possessory Collateral.  In connection with any sale or other transfer of property constituting Collateral permitted under the terms of the Credit Agreement, the Secured Party shall automatically release the security interest granted herein on such Collateral, and shall promptly execute and deliver all reasonably requested documentation to evidence such release, at the expense of the Pledgor, including any possessory Collateral.

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[SIGNATURE PAGE TO PLEDGE AGREEMENT - PARENT]

IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

JANEL CORPORATION,
a Nevada corporation

By:	/s/ Dominique Schulte
Dominique C. Schulte, President

STATE OF ________________ )
                                                    )  SS:
COUNTY OF ______________ )

Before me, a Notary Public in and for said County and State, personally appeared Dominique C. Schulte, the President of Janel Corporation, a Nevada corporation, who, having been duly sworn, acknowledged the execution of the foregoing instrument for and on behalf of such entity as such officer.

WITNESS, my hand and Notarial Seal this ____ day of August, 2019.

My Commission Expires:	/s/ Mary E. Croghan
Notary Public

My County of Residence:	/s/ Mary E. Croghan
Printed

ACKNOWLEDGEMENT AND CONSENT

The undersigned hereby acknowledges receipt of a copy of the Pledge Agreement, dated effective as of August 30, 2019, made by the Pledgor party thereto for the benefit of FIRST MERCHANTS BANK, as Secured Party (the “Pledge Agreement”).  The undersigned, intending to be legally bound hereby, agrees for the benefit of the Secured Party as follows:

1.            The undersigned will be bound by the terms of the Pledge Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

2.            The undersigned will notify the Secured Party promptly in writing of the occurrence of any of the events described in Section 5(g) of the Pledge Agreement.

3.            The terms of Section 3 of the Pledge Agreement shall apply to it, mutatis mutandis, with respect to all actions that may facilitate, in the reasonable judgment of the Secured Party, the carrying out of Section 3 of the Pledge Agreement.

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[SIGNATURE PAGE - ACKNOWLEDGEMENT AND CONSENT TO PLEDGE AGREEMENT]

INDCO, INC.,
a Tennessee corporation

By:	/s/ C. Mark Hennis
C. Mark Hennis, President

EXHIBIT A
TO
PLEDGE AGREEMENT

Description of Pledged Collateral

Name of Pledgor	Jurisdiction of Organization of Pledgor	Name of Issuer	Number of Shares/Units	Class of Interests	Percentage of Class Owned	Certificate No(s).
Janel Corporation	Nevada	INDCO, Inc.